                                                                    EXHIBIT 10.1

                            STOCKHOLDERS' AGREEMENT

     THIS STOCKHOLDERS' AGREEMENT (this "Agreement") dated as of April 15,1996 is among LSAI HOLDING CORP., a Delaware corporation (the "Company"), and those parties listed as signatories hereto (together with such additional signatories as may be deemed added from time to time pursuant to Section 2.4 hereof, the "Stockholders").

                                   RECITALS

     WHEREAS, the Stockholders are all currently holders of shares of Class L common stock, par value $0.10 (the "Class L Shares"), of Levi Strauss Associates Inc., a Delaware corporation ("LSAI") and are parties to an agreement restricting transfers of those Class L Shares;

     WHEREAS, each Stockholder is a party to a Stock Subscription Agreement (a "Stock Subscription Agreement"), in which such Stockholder has committed at the closing of the transactions contemplated thereby (the "Closing") to purchase (the "Purchase") shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") in an amount specified in the Stock Subscription Agreement and at a per share price of one Class L Share (all of the shares of such Common Stock issued and outstanding immediately following the Closing, together with any other shares of Common Stock or other capital stock entitling the record owner thereof to vote in elections of directors generally which are issued by the Company during the life of this Agreement to any holder who is, by the terms of this Agreement or otherwise required to subject such shares to this Agreement, the "Shares");

     WHEREAS, each Stockholder is, concurrently with the delivery of this Agreement, executing and delivering a voting trust agreement (the "Voting Trust Agreement") to which all the shares of Common Stock outstanding immediately following the Closing will be subject, and pursuant to which all such shares together with certain additional shares of Common Stock and other securities specified in the Voting Trust Agreement will be represented by Voting Trust Certificates ("Voting Trust Certificates") for as long as the Voting Trust Agreement is in effect;

     WHEREAS, LSAI Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company ("Acquisition"), the Company, and LSAI, have entered into an Agreement and Plan of Merger, dated as of February 8, 1996, providing, among other things, for the merger (the "Merger") of Acquisition with and into LSAI;

     WHEREAS, it is a condition precedent to the Purchase that all Stockholders participating therein enter into this Agreement and the Voting Trust Agreement, with the end result being that immediately following the Purchase all the outstanding shares of Common Stock shall be subject to this Agreement and the Voting Trust Agreement;

     WHEREAS, the Stockholders and the Company believe that, in addition to the rights, restrictions and obligations created by the Voting Trust Agreement with respect to the voting of shares of Common Stock and the governance of the Company, additional rights, restrictions and obligations regarding the Shares, and the related Voting Trust Certificates, are reasonable and appropriate to provide for the long-term, stable and consistent ownership and governance of the Company, and are in the best interests of the Company and the Stockholders;

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                          THE VOTING TRUST AGREEMENT

     1.1. Shares; Voting Trust Certificates. (a) So long as the Voting Trust Agreement is in effect: (i) the trustees (the "Trustees") of the voting trust (the "Voting Trust") shall be the owners of record of all the Shares; (ii) a Stockholder's beneficial ownership of Shares shall be evidenced, not by certificates of common stock, but by a Voting Trust Certificate; (iii) the Voting Trust Certificates shall represent both the beneficial ownership of the number of Shares specified thereon and the participation of such Shares in the Voting Trust; and (iv) any transfer of Voting Trust

Certificates shall be deemed to effect a transfer of the Shares represented thereby, and any transfer of Shares shall be deemed to effect a transfer of any Voting Trust Certificates so representing.

     (b) It is understood that immediately following the Closing, all Shares then outstanding will be subject to the Voting Trust Agreement (as well as this Agreement). The Company shall have the right to issue shares of Common Stock, whether treasury shares or newly issued shares, in any way and to any transferee that the Board approves, subject to the Company's Certificate of Incorporation, By-Laws, and to applicable law (a "Company Transfer"). Any transferee who is already a Stockholder shall be bound by this Agreement with respect to the shares received in such Company Transfer. All other transferees who receive shares in such a Company Transfer shall sign a Confirming Document pursuant to
Section 2.4 hereof and thereby become Stockholders. Following the Closing, in the event the Voting Trust Agreement is no longer in effect but this Agreement remains in effect, it is possible that shares of Common Stock will be issued or outstanding which are "Shares" for purposes of this Agreement but are not subject to the Voting Trust Agreement and hence not represented by Voting Trust Certificates.

                                  ARTICLE II

                           RESTRICTIONS ON TRANSFER

     2.1. No Transfers. Except as explicitly permitted by this Agreement, no Stockholder shall, directly or indirectly, sell, assign, give, pledge or encumber or otherwise transfer (each a "Transfer"), to any person or entity, any Shares (or any related Voting Trust Certificates), during the term of this Agreement.

     2.2. Permitted Transfers; Permitted Transferees. (a) So long as a Stockholder complies with the terms of this Agreement in its entirety, such Stockholder may:

            (i) Transfer Shares (together with any related Voting Trust Certificates) to (A) the spouse (or ex-spouse if the Transfer is pursuant to a marital dissolution order), any lineal ancestor, any lineal descendant or any adopted child (or a spouse of any of the foregoing) of such Stockholder (each a "Related Party"), or (B) if such Stockholder is a trust, to a Related Party of such trust's grantor;

            (ii) Transfer Shares (together with any related Voting Trust Certificates) to (A) any lineal descendant or adopted child of, or (B) any lineal descendent or adopted child of such lineal descendent or adopted child of, any of such Stockholder's Related Parties (for example, a stepchild of a Stockholder) (collectively, "Other Related Parties");

            (iii) Transfer Shares (together with any related Voting Trust Certificates) to a trust of which there are no beneficiaries other than (A) such Stockholder (the grantor), (B) Related Parties of such Stockholder or(C) Other Related Parties of such Stockholder, provided that the Stockholder or the beneficiaries or the trustees of such a trust have the power to act with respect to the trust's assets without obtaining court approval;

            (iv) Transfer Shares (together with any related Voting Trust Certificates) to any charitable organization which qualifies under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), including any transfer in trust for the benefit of such organization, provided that such charitable organization (A) is controlled by either such Stockholder, a Related Party of such Stockholder or an Other Related Party of such Stockholder ("control" here meaning majority representation by such persons on the board of directors, trustees or comparable governing body of such organization) or (B) has been approved by a majority of the members of the board of directors of the Company (the "Board") present at a meeting of the Board at which a quorum is present;

            (v) Transfer Shares (together with any related Voting Trust Certificates) to (or in trust for the benefit of) The San Francisco Foundation, The Marin Foundation, the Jewish Community Federation of San Francisco, the Peninsula, Marin and Sonoma Counties, the University of California at Berkeley, Stanford University and such other public charitable organizations which (A) qualify under Section 501(c)(3) of the Code and (B) have been approved as transferees prior to the time of Transfer by a majority of the members of the Board present at a meeting at which a quorum is present;

            (vi) Transfer Shares (together with any related Voting Trust Certificates) to such Stockholder's legal representative in the event such Stockholder becomes incompetent;

            (vii) Transfer Shares (together with any related Voting Trust Certificates) to another Stockholder;

            (viii) Transfer Shares (together with any related Voting Trust Certificates) to a partnership in which the only persons or entities who are permitted to be partners would otherwise be capable of receiving such Shares directly in accordance with this Section 2.2(a);

            (ix) Transfer Shares (together with any related Voting Trust Certificates) to the Company or an entity owned or controlled by the Company; and

            (x) Transfer Shares (together with any related Voting Trust Certificates) if such Transfer or transferee is approved prior to such Transfer by two-thirds of the members of the Board present at a meeting at which a quorum is present.

Any transfer made pursuant to this Section 2.2(a) is a "Permitted Transfer". Any persons or entities who are capable of receiving Shares in accordance with this
Section 2.2(a) are referred to as "Permitted Transferees".

     (b) Testamentary Transfers of Shares (together with any related -Voting Trust Certificates) from a Stockholder's estate, and Transfers of Shares (together with any related Voting Trust Certificates) made by the legal representative of a deceased Stockholder, shall be Permitted Transfers only if such Transfers would have been Permitted Transfers had they been made by such Stockholder prior to his or her death.

     (c) Notwithstanding Sections 2.2(a) and (b) hereof, a Transfer of Shares (together with any related Voting Trust Certificates) shall only be a Permitted Transfer if made in compliance with the terms of this Agreement in its entirety and with all state and federal securities laws. Any Transfer of Shares (or any related Voting Trust Certificates) made in violation of such laws shall also constitute a violation of this Agreement.

     2.3. Prior Notification. Any Transfer of Shares and any related Voting Trust Certificates made pursuant to this Agreement, other than a Transfer made pursuant to Section 2.8 hereof, shall require, at least five days prior to the desired effective date of the Transfer, the delivery to the Company of evidence reasonably satisfactory to the Company that the Transfer is a Permitted Transfer and a Confirming Document (as hereinafter defined) executed by the proposed transferee.

     2.4. Transferee Bound. No Transfer of Shares or of any related Voting Trust Certificates other than Transfers to the Company or to a Stockholder shall be effective unless the person or entity receiving such Shares together with any related Voting Trust Certificates) (the "Transferee"), executes an appropriate document (a "Confirming Document"), substantially in the form attached to this Agreement as Exhibit A, confirming that the Transferee takes those Shares and any related Voting Trust Certificates subject to all the terms and conditions of this Agreement (and, if related Voting Trust Certificates are transferred, the Voting Trust Agreement), without limitation. The Confirming Document must be delivered to and approved by the Company prior to the Transfer of Shares (and any related Voting Trust Certificates) to that Transferee. So long as the Transfer is otherwise made in accordance with the terms of this Agreement, the Company shall not unreasonably withhold its approval of a proposed Confirming Document. Upon approval of the Confirming Document (except for Confirming Documents executed pursuant to Section 2.6 hereof) and assuming completion of the underlying Transfer, the Transferee's signature on the Confirming Document shall constitute an execution of a counterpart of this Agreement, and such Transferee shall become a Stockholder signatory of this Agreement. Additionally, if the Voting Trust Agreement is still in effect and Voting Trust Certificates were so transferred, the Company shall, within ten days of such notification to the Company, deliver to the Trustees a copy of the Confirming Document attesting to the fact that the Transferee has become the Stockholder with respect to such transferred Shares (and the related Voting Trust Certificates) and is so bound by the Voting Trust Agreement.

     2.5. Non-Conforming Transfers. The Company's Certificate of Incorporation provides that any purported Transfer of Shares to a Transferee who is not or who does not become a Stockholder pursuant to Section 2.4 hereof (a

"Non-Conforming Transferee," and such transfer, a "Non-Conforming Transfer"), shall be null and void. The Company shall not register, recognize or give effect to any such Non-Conforming Transfer, and the Company shall continue to recognize on its books and records the transferor of such Shares as the holder thereof.

     2.6. Pledges of Stock. A Stockholder may pledge his or her Shares (together with any related Voting Trust Certificates) to a commercial bank, savings and loan institution, brokerage firm or any other lender as security for any indebtedness of that Stockholder to that lender; provided, however, that prior to the pledge becoming effective, the lender must first execute and deliver to the Company an appropriate Confirming Document, pursuant to Section 2.4 hereof, which Confirming Document shall be subject to the Company's approval as provided in Section 2.4 hereof.

     2.7. Stock Certificate Legends. Each outstanding certificate representing Shares (the "Stock Certificates") shall bear legends reading substantially as follows:

     The shares represented by this certificate were acquired for investment only and not for resale. They have not been registered for resale under the Securities Act of 1933 or any state securities laws. These shares may not be sold, transferred, pledged, or hypothecated unless first registered under such laws, or unless the Corporation has received evidence satisfactory to it that registration under such laws is not required.

     The shares represented by this certificate are subject to restrictions on transfer and certain rights of the Corporation to purchase the shares on the terms set forth in a Stockholders' Agreement initially entered into as of April 15, 1996 among the Corporation and its stockholders, a copy of which may be obtained from the Corporation or from the holder of this certificate. No transfer of such shares will be made on the books of the Corporation unless accompanied by evidence of compliance with the terms of such Stockholders' Agreement.

The Stock Certificates shall bear any additional legend which may be appropriate for compliance with state securities or blue sky laws. However, to the extent such Shares are subject to the Voting Trust Agreement, only the Trustees shall hold such certificates. Stockholders shall hold Voting Trust Certificates substantially in the form attached as Exhibit A to the Voting Trust Agreement with respect to Shares which are subject to the Voting Trust Agreement. Upon termination of the Voting Trust Agreement, the Trustees shall cause all Stock Certificates held by them to be cancelled and the Stockholders shall exchange with the Company any Voting Trust Certificates then held for Stock Certificates representing that number of Shares formerly represented by the Voting Trust Certificates held thereby and, as provided in the Voting Trust Agreement, will deliver them to the appropriate holders.

     2.8. Certain Involuntary Transfers. (a) If a Stockholder involuntarily transfers, directly or indirectly, any Shares (or any related Voting Trust Certificates) for any reason (other than to a former spouse pursuant to a court order with respect to the dissolution of the marriage) and the transfer is not to a Permitted Transferee, that transferor Stockholder (the "Transferor Stockholder") shall give written notice within 30 days after the involuntary transfer (a "Transferor's Notice") to the Company, with a copy to the Transferee, stating the fact that the involuntary transfer occurred, the reason therefor, the date of the transfer, the name and address of the Transferee, the terms of the transfer and the number of Shares (and any related Voting Trust Certificates) acquired by the Transferee (the "Offered Securities"). An "involuntary transfer" includes a foreclosure upon or other seizure of Shares (together with any related Voting Trust Certificates) by a creditor of a Stockholder, but does not include action under a pledge arrangement permitted under Section 2.6 of this Agreement.

     (b) For a period of 60 days after the date of receipt of the Transferor's Notice or, failing receipt of such notice, 60 days after the date the Company sends written notice to the Transferee that the transfer is an "involuntary Transfer" subject to repurchase under this Section 2.8, the Company shall have the irrevocable and exclusive option to buy up to all of the Offered Securities at the price provided for in subsection (d) of this Section 2.8; provided, however, that the Company may not purchase any of the Offered Securities unless either:(i) the Company purchases all of the Offered Securities; or (ii) the Transferor Stockholder consents to the purchase of less than all of the Offered Securities. The Company's option is exercisable by delivery of a written notice to the Transferor Stockholder within 15 days after the date of the Transferor's Notice. The Company's rights are assignable, in whole or in part, by action of the Board.

     (c) If the Transferor's Notice is properly given, and if the Company does not exercise its option to purchase the Offered Securities or does not purchase all of the Offered Securities, then the involuntary transfer shall stand and the Offered Securities shall not be subject to any further right of repurchase by the Company, provided that the Transferee executes a Confirming Document which is subsequently approved by the Company.

     (d) The purchase price for the Offered Securities purchased under this
Section 2.8 shall be the appraised value of the Shares (with no separate value being attributable to any Voting Trust Certificates relating to such Shares) as of the most recent appraisal obtained by the Company if such appraisal is as of a date not more than eighteen months prior to the involuntary transfer, and if such an appraisal has not been obtained, the purchase price for the Offered Securities shall be equal to the lower of the price which the involuntary Transferee offered to pay for the Offered Securities (such price represented either by consideration tendered or indebtedness repaid or cancelled) or the book value of the Shares (with no separate value being attributable to any Voting Trust Certificates relating to such Shares and with book value never to be deemed less than the par value of the Shares, even if the Company has a negative net worth) at the end of the preceding fiscal year of the Company, as determined by the Chief Financial Officer of the Company.

     2.9. Tag-Along Rights in Significant Transactions. For a five-year period beginning on the Termination Date (as defined in Section 4.1), no Stockholder may Transfer Shares (or any related Voting Trust Certificates) representing more than 10% of the then outstanding Shares (such transferor Stockholder, the "Selling Stockholder") to a third party other than a Permitted Transferee (a "Third Party"), unless the Selling Stockholder shall give written notice to each other Stockholder at least 20 days prior to such transaction and shall make all such arrangements as are necessary such that each other Stockholder shall have the right to participate (a "Tag-Along Right") in such sale by selling the same percentage of such Stockholder's Shares to the Third Party as the percentage of the aggregate number of Shares then owned by the Selling Stockholder to be sold by the Selling Stockholder for the same consideration per Share (with no separate consideration or value being attributable to any related Voting Trust Certificate), and otherwise on the same terms as the Selling Stockholder sells its Shares (with no separate consideration or value being attributable to any related Voting Trust Certificates). Such arrangements shall include the time and place of closing, closing deliveries and similar matters.

                                  ARTICLE III

                    REGISTRATION; PURCHASE; REPRESENTATION

     3.1. No Entitlements. Nothing in this Agreement (a) entitles any Stockholder to obtain registration or qualification of any Shares (or any related Voting Trust Certificates) under the Securities Act of 1933 (the "Securities Act") or any state securities laws; (b) provides any Stockholder with any right to have such Stockholder's Shares (or any related Voting Trust Certificates) or any portion thereof purchased or redeemed by the Company or by any other party, it being understood that any estate tax policy of the Company, which may be in place from time to time, contemplating, among other things, repurchase by the Company of Shares from estates of deceased Stockholders to provide funds for payment of estate or similar taxes, will be a policy and will not create a binding obligation on the part of the Company; or (c) entitles any Stockholder or family group to a position on, or a representative on, the Company's Board of Directors, or to be represented as or by a Trustee.

                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS

     4.1. Term. The term of this Agreement shall commence at the moment the Purchase is consummated (the "Effective Date") and shall terminate upon the earlier of. (a) the execution and delivery of a written agreement to that effect by the holders of record of at least two-thirds of the Shares then outstanding (who shall, for this purpose, be deemed to be the holders of record of Shares to the extent such Shares are not subject to the Voting Trust Agreement and shall be the holders of record of Voting Trust Certificates relating to any Shares which are then subject to the Voting Trust Agreement) or (b) unless extended by agreement of the parties as contemplated by Section 4.5 hereof, the twentieth anniversary of the Effective Date (the first occurrence of either (a) or (b) being the "Termination Date"), provided that in either case Section 2.9 of this Agreement shall not terminate until the fifth anniversary of the Termination Date.

     4.2. Injunctive Relief. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce those obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there exists an adequate remedy at law.

     4.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators and permitted successors and assigns. This Agreement shall apply to, and all of the foregoing parties, heirs, executors, administrators and permitted successors and assigns shall be bound by this Agreement with respect to, any securities issued in respect of (or in exchange for) Shares or any related Voting Trust Certificates in connection with any transaction to the extent such securities are of the type that would be deposited with or retained by the Voting Trustees under Article VIII or Article X of the Voting Trust Agreement as in effect on the date hereof (regardless of whether the Voting Trust Agreement is terminated or amended). Without limiting the foregoing, the parties intend for the obligations under this Agreement to survive the death of any party or other person, including any Stockholder, Trustee or other person, and to be specifically enforceable against any deceased party's heirs, executors, administrators, representatives, successors or assigns to the fullest extent permitted by law (including, without limitation, California Probate Code Section 9680).

     4.4. Governing Law. Regardless of the place of execution of this Agreement, the domicile or residence of any Stockholder, the location of the principal executive office of the Company, or any other fact or circumstance, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of laws principles). EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE IN ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS PARAGRAPH AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SUCH COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING. Service of process on a Stockholder or Stockholders in any action arising out of or relating to this Agreement shall be effective if delivered to such Stockholder or Stockholders in accordance with
Section 4.8. These provisions reflect the overall objective of this Agreement to provide for the long-term, stable and consistent ownership and governance of the Company.

     4.5. Amendment. This Agreement may be amended (including, without limitation, an amendment extending its term generally or the duration of any of its particular provisions) only by an instrument in writing reciting that it is an amendment to this Agreement, and signed by the Company as approved by a majority of the Board at a meeting at which a quorum is present and by the holders of record of two-thirds of the outstanding Shares at the time of the amendment (who shall, for this purpose, be deemed to be the holders of record of Shares to the extent the Voting Trust Agreement is no longer in effect and shall be the holders of record of Voting Trust Certificates to the extent the Voting Trust Agreement is then in effect).

     4.6. Filing; Inspection. The Company shall cause a copy of this Agreement to be filed with the Secretary of the Company and kept with the records of the Company. So long as this Agreement is in effect, the Company shall make this Agreement available for inspection by any Stockholder at the principal offices of the Company.

     4.7. No Third Party Beneficiaries. This Agreement is for the benefit of its parties and their transferees who become bound by this Agreement, and is not intended for the benefit of any other person. This Agreement may be amended pursuant to Section 4.5 hereof in any manner without the consent of any other person who is not a party.

     4.8. Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, by messenger, or by a nationally recognized overnight delivery company, to the party or parties to be given such notice at the address set forth below. Notices to Stockholders shall be sent to the respective addresses specified by such parties on the signature pages to this Agreement, or in such other manner as such holders may have communicated in writing to the Company. Notices to the Company shall be addressed to:

                           LSAI Holding Corp.
                           Levi's Plaza
                           1155 Battery Street
                           San Francisco, California 94111
                           Attn: Corporate Secretary

or to such other address as the Company may have communicated in writing to the parties to this Agreement.

     4.9. Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the parties relating to its subject matter, represents the final, complete and exclusive statement of the parties, and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, including the 1991 Class L Stockholders' Agreement by and among LSAI and certain of its stockholders (which is hereby deemed amended by consent of the holders of Class L Shares as evidenced by the execution of this Agreement so as to terminate upon the effectiveness of this Agreement); provided that this Agreement does not supersede, and should be enforced in conjunction with, the Voting Trust Agreement and related Voting Trust Support Agreement, the Stock Subscription Agreements, and the Merger Agreement.

     4.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Additionally, the execution of a Confirming Document (other than those Confirming Documents executed pursuant to Section 2.6 hereof which shall not be deemed to constitute execution of a counterpart to this Agreement until such time as the pledge becomes effective), when approved, shall constitute the execution of a counterpart to this Agreement, and the signatory thereof shall be benefited and obligated to the same extent as an original signatory hereto. Notwithstanding the foregoing, Robert D. Haas or any other duly authorized officer of the Company may execute this Agreement by providing an appropriate facsimile signature, and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Company. In the event that such a facsimile signature is used, Robert D. Haas or such other duly authorized officer shall execute, in original, a certificate attesting to the entry into this Agreement or any amendment hereto, which certificate shall list the names of all of the parties to this Agreement or amendment and shall be filed with the permanent records of the Company.

     4.11. Validity of Provisions; Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                  LSAI HOLDING CORP.

                                    By__________________________________________
                                    ROBERT D. HAAS
                                    Chairman of the Board and Chief Executive
                                    Officer

                                    STOCKHOLDERS:

                                    ___________________________________________
                                                      (signature)

                                    ___________________________________________
                                                  (type or print name)

                                    ADDRESS:
                                    ___________________________________________

                                    ___________________________________________

                                    ___________________________________________

                                   EXHIBIT A

                              CONFIRMING DOCUMENT

The undersigned acknowledges and confirms that he, she or it agrees to be a party to and to be bound by, and hereby does become a party to and is bound by,
(I) the Stockholders' Agreement, dated as of April 15, 1996, among LSAI Holding Corp. (the "Company") and stockholders of the Company and (ii) the Voting Trust Agreement, dated as of April 15, 1996, among Robert D. Haas, Peter E. Haas, Sr., Peter E. Haas, Jr., and F. Warren Hellman, as voting trustees, and stockholders of the Company, as each of those agreements may be amended from time to time. The undersigned further acknowledges and confirms that any and all Shares which he, she or it may hold at this time or acquire in the future shall be subject to all of the terms and conditions of the Stockholders' Agreement and the Voting Trust Agreement, including, without limitation, the transfer restrictions and legend requirements contained in the Stockholders' Agreement and the Share deposit and voting limitations contained in the Voting Trust Agreement. This document is intended to be a "Confirming Document" within the meaning of Section
2.4 of the Stockholders' Agreement. Capitalized terms used without definition have the meanings given to them in the Stockholders' Agreement.

                              __________________________________________________
                              [signature of record holder]

                              __________________________________________________
                              [print full name of record holder]

                              __________________________________________________
                              [date]

                         ACKNOWLEDGMENT BY THE COMPANY

     The Company hereby acknowledges that this document satisfies all of the requirements for a "Confirming Document" under the Stockholders' Agreement and approves of this "Confirming Document" pursuant to Section 2.4 of the Stockholders' Agreement.

                              LSAI HOLDING CORP.

                                        By:_____________________________________

                                        ________________________________________
                                        [print name and title]

                                        ________________________________________
                                        [date]